Exhibit 2.3

Description of Securities Registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”)
As of December 31, 2024, STMicroelectronics N.V. (the “Company”, “we”, “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common shares, nominal value €1.04 per share	STM	New York Stock Exchange

Our common shares have a nominal value of €1.04. As of December 31, 2024 our common shares are the only class of securities of the company that are registered under Section 12 of the Exchange Act.
Capital terms used but not defined herein have the meanings given to them in Company’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Form 20-F”).
Type and Class of Securities (Item 9.A.5 of Form 20-F)
Each common share has a nominal value of €1.04 per share. As of December 31, 2024, the number of shares of common stock issued was 911,281,920 shares and the number of shares of common stock outstanding was 898,175,408.

Of the 898,175,408 common shares outstanding as of December 31, 2024, 93,545,521, or 10.4%, were registered in the common share registry maintained on our behalf in New York.

Pre-emptive Rights (Item 9.A.3 of Form 20-F)
See “Item 10. Additional information — Memorandum and Articles of Association — Share Capital (Articles 4, 5 and 6)” of the 2024 Form 20-F.
Limitations or Qualifications (Item 9.A.6 of Form 20-F)
Not applicable.
Other Rights (Item 9.A.7 of Form 20-F)
Not applicable.
Rights of the Common Shares (Item 10.B.3 of Form 20-F)
See “Item 10. Additional information — Memorandum and Articles of Association” of the 2024 Form 20-F.
Requirements for Amendments (Item 10.B.4 of Form 20-F)
See “Item 10. Additional information — Memorandum and Articles of Association” of the 2024 Form 20-F.
Limitations on the Rights to Own Shares (Item 10.B.6 of Form 20-F)
Not applicable.
Provisions Affecting Any Change of Control (Item 10.B.7 of Form 20-F)
Not applicable.
Ownership Threshold (Item 10.B.8 of Form 20-F)
Not applicable.
Differences Between the Law of Different Jurisdictions (Item 10.B.9 of Form 20-F)
See the references to Dutch law throughout “Item 10. Additional information — Memorandum and Articles of Association” of the form 2024 20-F.

Changes in Capital (Item 10.B.10 of Form 20-F)
Not applicable.
Debt Securities (Item 12.A of Form 20-F)
Not applicable.
Warrants and Rights (Item 12.B of Form 20-F)
Not applicable.
Other Securities (Item 12.C of Form 20-F)
Not applicable.
American Depositary Shares (Items 12.D.1 and 12.D.2 of Form 20-F)
Not applicable.